Exhibit 10.3

December 1, 2005

      Penn Treaty Network America Insurance Company
      American Network Insurance Company
      3440 Lehigh Street
      Allentown, PA 18103

      Imagine International Reinsurance Limited
      43 St. Stephen’s Green
      Dublin 2, Ireland

Re: Outstanding Agreements

      Ladies and Gentlemen:

Reference is hereby made to (i) the Master Agreement, dated as of December 1, 2005 (the “Master Agreement”), among Penn Treaty Network America Insurance Company (“PT”), American Network Insurance Company (“AN”, and together with PT, the “Cedents”) and Imagine International Reinsurance Limited (the “Reinsurer”) and (ii) the Coinsurance Agreement, dated as of December 1, 2005 (the “2005 Coinsurance Agreement”), among the Cedents and the Reinsurer. Capitalized terms used herein and not defined herein are used as defined in the Master Agreement.

In connection with entering into Master Agreement and the 2005 Coinsurance Agreement, the Cedents and the Reinsurer have not executed and delivered the agreements listed in Sections 1(b)(ii), (iii) and (iv) of the Master Agreement (collectively, the “Outstanding Agreements”) relating to the 2005 Coinsurance Agreement that are required to be executed and delivered by the Cedents and the Reinsurer pursuant to the terms and conditions of the Master Agreement on or before the Adjusted Closing Date.

The Cedents and the Reinsurer hereby agree to use their commercially reasonable best efforts (i) to execute and deliver the Outstanding Agreements within ten Business Days after the date hereof and (ii) to retain a trustee meeting the qualifications provided for in the Operative Agreements and to have such trustee authorize, execute and deliver within ten Business Days after the date hereof the Outstanding Agreements to which such trustee is to be party. Failure by the parties hereto and such trustee to execute and deliver the Outstanding Agreements to which they are to be party within ten Business Days will result in the 2005 Coinsurance Agreement being deemed null and void.

        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives.

PENN TREATY NETWORK AMERICA INSURANCE COMPANY

By /s/ Cameron B. Waite
TitleEVP
Date December 1, 2005

AMERICAN NETWORK INSURANCE COMPANY

By /s/ Cameron B. Waite
Title EVP
Date December 1, 2005

IMAGINE INTERNATIONAL REINSURANCE LIMITED

By /s/ Colum Ward
Title Financial Controller
Date December 2, 2005

By /s/ Antoinette Glennon
Title Finance
DateDecember 2, 2005